NSAR ITEM 77O
October 1, 2003 - March 31, 2004
Van Kampen Value Opportunities Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1          Assurant Inc.     Merrill     10,300     0.013%       02/04/04
                                 Lynch

Underwriters for #1:
Credit Suisse First Boston
Merrill Lynch & Co.
Citigroup
Goldman, Sachs & Co.
J.P. Morgan
Bear, Stearns & Co. Inc.
Cochran, Caronia & Co.
Fortis Investment Services LLC
McDonald Investments Inc.
Raymond James
SunTrust Robinson Humphrey